Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-150986 and 333-158738 on Form S-8 of our report dated June 25, 2013, relating to the financial statements and supplemental schedule of the United Airlines Ground Employee 401(k) Plan appearing in this Annual Report on Form 11-K of the United Airlines Ground Employee 401(k) Plan for the year ended December 31, 2012.

/s/ Washington, Pittman & McKeever, LLC

Chicago, Illinois

June 25, 2013